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                                                                    EXHIBIT 21.1

                              LEGATO SYSTEMS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                February 1, 2001

Legato Systems, Pty. Ltd.--Australia
Legato Systems Ges.mbH--Austria
Legato Systems International Inc.--Barbados
Legato Systems N.V.--Belgium
Legato Systems do Brazil Ltda.--Brazil
Legato Systems (Canada) Inc.--Canada
Legato Systems France, S.A.R.L.--France
Legato Systems Deutschland GmbH--Germany
Legato Systems, H.K. Limited--Hong Kong
Legato Systems India Pvt. Ltd.--India
Legato Systems Italia S.R.L--Italy
Legato Systems, KK--Japan
Legato Systems Korea, Ltd.--Korea
Legato Systems Nederland B.V.--Netherlands
Legato Systems Norway AS--Norway
Legato Systems Polska Sp.Z o.o.--Poland
FullTime Software Pte. Ltd.--Singapore
Legato Systems Espana S.L.--Spain
Legato System AB--Sweden
Legato Systems Schweiz GmbH--Switzerland
Legato Systems UK Limited--United Kingdom
Legato Holding--United States
Intelliguard Software, Inc.--United States
O.R.P., Inc.--United States
FullTime Software, Inc.--United States
Lasso Acquisition Corp.--United States
Sundance Acquisition Corp.--United States
Vinca Corporation--United States